Exhibit 4.5

                              ALABAMA POWER COMPANY

                                     BY-LAWS

                                    --------



                                    ARTICLE I

               NAME, DURATION, PURPOSE AND LOCATION OF CORPORATION

       Section 1. The name of this corporation is ALABAMA POWER COMPANY. Its duration is perpetual. Its purposes are expressed in the original certificate of incorporation of Alabama Power Company and the additions thereto and the amendments and changes which have been or which may be made therein from time to time; in the certificate of incorporation and the several amendments thereto of the corporations which have been or may hereafter be merged into or consolidated with this corporation; and the joint agreements of merger or consolidation heretofore made or which may hereafter be made with this corporation. Its principal office and place of business shall be in Birmingham, Jefferson County, Alabama; but the corporation may also have offices in other counties, cities and towns in the State of Alabama, and in the City of New York, and in such other places beyond the State of Alabama as the board of directors may from time to time appoint, or the business of the corporation may require.


                                   ARTICLE II

                             STOCKHOLDERS' MEETINGS

                                Place of Meeting

       Section 1. All meetings of the stockholders shall be held, either within or without the State of Alabama, at such place designated in the call for or notice of the meeting.

                                 Annual Meeting

       Section 2. The annual meeting of the stockholders shall be held on the fourth Friday in April in each year, if not a legal holiday, and if a legal holiday, then on the following Friday, when the stockholders entitled to vote shall elect by ballot a board of not exceeding twenty-five directors to serve for one year and until their successors are elected or chosen and qualified and shall transact such other business as may come before the meeting.






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                                       2.

                                Special Meetings

       Section 3. Special meetings of the stockholders for any purpose or purposes other than those regulated by statute may be called at any time by the chairman of the board of directors or the president or the board of directors or the holders of not less than one-tenth of all the shares entitled to vote thereat.

       In the event of catastrophe wrought by war affecting the territory, facilities, or personnel of the corporation, a special meeting of stockholders may be called by a majority of the stockholders entitled to vote or by a proxy or proxies appointed by such a majority for the purpose of either electing directors to the extent deemed necessary or desirable to fill vacancies or for the exercise of powers for removal of directors who are not, in the opinion of the said proxy or proxies, available for service because of disability, disappearance or other reasons, or for both such purposes; and at such meeting it shall constitute cause for such removal of a director when he is not, in the opinion of said proxy or proxies, available for service because of disability, disappearance or any other reason which would interfere with the performance of his duties as director and any member of the board of directors may be removed for such cause and the vacancy thereby created filled.

                                Notice of Meeting

       Section 4. Written notice of the time and place of holding all meetings shall, unless waived, be given to each stockholder entitled to vote not less than ten or more than fifty days before the date of the meeting, either personally or by mail, to such address as appears on the books of the corporation, unless by statute other or further notice is required, and in this event the required statutory notice shall be given; and, in the case of special meetings, the purpose thereof shall be stated in the notice.

                                     Voting

       Section 5. The voting rights of the stockholders shall be set forth in the charter of the corporation as amended. Any stockholder entitled to vote may vote in person or by proxy appointed by an instrument in writing subscribed by such stockholder. The proxy holder need not be a stockholder. Upon the demand of any stockholder entitled to vote, the vote upon any question before the meeting shall be by ballot. All elections shall be had and, subject to the provisions of the charter of the corporation as amended, all questions decided by a majority vote of the stock represented at the meeting in person or by proxy and entitled to vote thereat.

                                     Quorum

       Section 6. Subject to the provisions of the charter of the corporation as amended, the holders of a majority of the stock issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall be requisite to constitute a quorum at all meetings of the stockholders for the transaction of business. If, however, such majority shall not be present or represented at any meeting, the stockholders present in person or by proxy and so entitled to vote, shall have power to adjourn the meeting until


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                                       3.

the requisite amount of stock shall be represented; and at such adjourned meeting any business may be transacted at the original meeting. Every meeting of the stockholders may be adjourned from time to time until its business is completed.

                                 Rules of Order

       Section 7. The rules of order governing deliberative bodies shall, as far as possible, govern the meetings of stockholders and directors, and, unless otherwise ordered by the meeting, the order of business shall be as follows:

(a)      Call to order and organization of meeting;
(b)      Statement of object of the meeting;
(c)      Reading of and passing upon the minutes of the previous meeting;
(d)      Reports and other communications and the disposition of the same;
(e)      Unfinished business;
(f)      New business;
(g)      The election of directors and officers.

                                   ARTICLE III

                                    DIRECTORS

                                   Election Of

       Section 1. The property and business of the corporation shall be managed by its board of directors, the members of which shall be elected by the stockholders as aforesaid.

                                   Eligibility

       Section 2. A person being a full time executive employee of the corporation or its parent company or any affiliated company when first elected a director of the corporation (hereinafter sometimes referred to as an "employee-director") shall not be eligible for election as a director when he ceases to be an executive employee; whether by reason of resignation, retirement or other cause. Any employee-director shall resign as a director effective on the date he ceases to be an executive employee.

       A person not an employee-director shall not be eligible for election or re-election as a director of this corporation (1) after his 70th birthday, (2) one year after permanent separation from the business or professional organization with which he was primarily associated when first elected a director, (3) one year after other material change in his primary occupation or executive position from that which he pursued or held when first elected a director, or (4) one year after moving his principal residence outside the state in which he was a resident when first elected a director, whichever event first occurs.

       The application to an individual of any provision of this paragraph may be waived by the Board of Directors. Any such waiver shall only be effective on a year-to-year basis.



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                                       4.

                                  Compensation

       Section 3. Directors, other than "employee-directors", shall receive directors' fees in the amounts and by the method fixed by the board of directors. All directors shall be reimbursed for actual expenses incurred in connection with their attendance of meetings of the board of directors. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

                                   ARTICLE IV

                               BOARD OF DIRECTORS

                              Meetings of the Board

       Section 1. The directors may hold their meetings either within or outside the State of Alabama at such places as they may from time to time determine and as authorized by the laws of the State of Alabama.

                                 Annual Meeting

       Section 2. The annual meeting of the board of directors shall be held as soon as practicable after the annual meeting of the stockholders, for the purpose of electing officers and for the transaction of such other business as may come before the meeting; at least three days' notice of the time and place of holding the meeting to be given to each member of the board.

                                Regular Meetings

       Section 3. Regular meetings of the board may be held without notice at such time and place as may from time to time be appointed by the board.

                                Special Meetings

       Section 4. Special meetings of the board may be called by the chairman of the board or the president, on two day's notice to each director, by delivered letter, by mail or by telegram or by personal communication either over the telephone or otherwise. Special meetings shall be called by the secretary in like manner and on like notice, on the written request of one-third of the directors for the time being in office.

                                     Quorum

       Section 5. At all meetings of the board of directors, a majority of the directors in office shall be necessary and sufficient to constitute a quorum for the transaction of business, except as otherwise provided in Section 14 of this
Article IV, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically permitted or provided by statute or by the charter of the corporation as amended or by these by-laws. If at any

                                       5.

meeting of the board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned.

                                 General Powers

       Section 6. In addition to the powers and authority by these by-laws expressly conferred on it, the board may exercise all such powers of the corporation and do all such lawful acts and things as are not be statute or by the charter of the corporation as amended or by these by-laws, directed or required to be exercised or done by the stockholders.

                                 Specific Powers

       Section 7. Without prejudice to the general powers conferred by Section 6 of this Article IV, the board of directors shall in addition thereto have the following specific powers, that is to say:

(a) From time to time to make and change rules and regulations not inconsistent with these by-laws for the management of the property and business of the corporation;

(b) To purchase or otherwise acquire for the corporation any property, rights, privileges or franchises which the corporation is authorized to acquire, at such prices or consideration and generally on such terms and conditions as the board shall think fit; and at its discretion to pay for the same either wholly or partly in money, stock or other securities or property of the corporation;

(c) To sell, exchange or otherwise dispose of any property of the corporation less than all, for such price or consideration, and generally on such terms and conditions as the board thinks fit; and at its discretion to accept in whole or partial payment therefor, money, stock or other securities or properties;

(d) To appoint and at the discretion of the board to remove or suspend such subordinate officers, agents or employees, permanently or temporarily, as it may think fit, and to determine their duties, and to require bonds in such instances and in such amounts and with such sureties as it may think fit;

(e) To appoint any person or corporation to accept and hold in trust for the corporation any property belonging to the corporation or in which it is interested, or for any other purpose, and to execute all such deeds and instruments and perform such acts as may be requisite in relation to any such trust;

(f) To determine who shall be authorized on behalf of the corporation to sign bills, notes, receipts, acceptances, endorsements, checks, releases, contracts and documents;


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                                       6.

(g) To authorize the execution and delivery of notes and other evidences of indebtedness of the corporation for money borrowed or other indebtedness incurred by the corporation; and to authorize the execution, certification, delivery and sale of the mortgage bonds of the corporation, from time to time upon such terms and conditions as the board may approve.

(h) To delegate any of the powers of the board in the course of the current business of the corporation, to any standing or special committee or to any officer or agent, or to appoint any persons to be agents of the corporation, with such powers and upon such terms as the board thinks fit.

                              Record of Proceedings

       Section 8. The board of directors shall cause a record of its proceedings and of all directors meetings to be properly kept by the secretary of the corporation or by a secretary pro tempore. The records shall be verified by the signature of the person acting as secretary.

                                Books of Account

       Section 9. The board of directors shall cause regular and correct books of account to be kept, and to be balanced and certified by some public accountant at least once every year.

                              Election of Officers

       Section 10. The board of directors at its annual meeting may elect from their own number a chairman of the board, shall elect from their own number a president and shall elect a secretary. In addition, the board of directors at its annual meeting shall elect one or more vice presidents. At the annual meeting or any other meeting duly held from time to time the board may elect other vice presidents, a treasurer and such other officers as the board shall deem necessary or appropriate.

                               Books, Papers, Etc.

       Section 11. The property and funds, books, correspondence and papers of the corporation, in the possession or control of any officer or agent thereof, shall at all times be subject to the inspection of the board of directors, the executive committee or a committee appointed for the purpose at a general meeting of the holders of the common stock. The minutes, including the resolutions and proceedings of the board, shall be produced when required by the stockholders at any general meeting.

                      Annual Report and Inspection of Books

       Section 12. The president and chairman of the board shall present to the annual meeting of stockholders a report showing a balance sheet and an income statement for the preceding fiscal year. A copy of such report shall be mailed to each stockholder of the corporation at least fifteen days in advance of the annual meeting of the corporation. The chief executive officer shall have the duty of preparing such report which may also contain


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                                       7.

such other information and may be in such detail as the president, the chairman of the board and the board of directors may determine in their absolute discretion.

       The stockholders of the corporation by majority vote at any meeting of the stockholders duly called, or in case the stockholders shall fail to act, the board of directors, shall determine, except as otherwise provided by law, the conditions and regulations under which the books and accounts of the corporation, or any of them, shall be open to inspection by the stockholders of the corporation; and the stockholders shall have no right to inspect any account or book or document of the corporation except as conferred by law or authorized by a resolution of the stockholders or of the board of directors.

                                     Voting

       Section 13. No member of the board shall vote on a question in which he is interested otherwise than as a stockholder, except in election of officers; or be present at the meeting while the same is being considered if requested by the chairman of the meeting or the majority of those present to retire. No action, however, shall be taken on the question unless after such retirement there be left a quorum in the meeting.

                                    Vacancies

       Section 14. Subject to the provisions of the charter of the corporation as amended, if the office of any director becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the remaining directors even though such remaining directors do not constitute a quorum, may choose a successor or successors, who shall hold office for the unexpired term in respect of which such vacancy occurred; but vacancies in the board of directors arising from an increase of the number of directors shall be filled by the stockholders, unless otherwise directed by the stockholders.

                                    ARTICLE V

                         EXECUTIVE AND OTHER COMMITTEES

                               Executive Committee

       Section 1. The board of directors may, by resolution adopted by a majority of the whole board in office, designate no fewer than three (3) of the directors to constitute an executive committee, of which the president and chairman of the board shall be members. Three members of such committee shall constitute a quorum. The chief executive officer shall act as chairman of the executive committee. During the intervals between the meetings of the board, the executive committee shall have and may exercise all the powers of the board of directors in the management of the property and business of the corporation and shall have power to authorize the seal of the corporation to be affixed to all instruments that may require it, all except as otherwise provided by law.




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                                       8.

                                 Audit Committee

       Section 2. The board of directors may, by resolution adopted by a majority of the whole board in office, designate no fewer than three nonofficer directors to constitute an audit committee. A majority of the members of the audit committee shall constitute a quorum. The board of directors shall appoint the chairman of the audit committee. The audit committee shall assist the directors in fulfilling their responsibilities for financial reporting, improving and maintaining financial controls, and periodically review the work of the corporation's external and internal auditors, including, but not limited to, the following activities:

     (a) Recommending the selection of independent auditors to the board of directors;

     (b)  Prior approval of the overall scope of the corporation's annual audit;

     (c)  Review of the results of the corporation's annual audit;

     (d)  Review of overall accounting controls;

     (e)  Review of internal auditing procedures;

     (f)  Review of data processing controls;

     (g)  Review of general security procedures;

     (h)  Review of pension fund audits; and

     (i) Review procedures designed to identify any interests of officers or employees which conflict with the interests of the company and prevent any monetary payments or transfers of corporate assets which are not appropriate and in the best interest of the corporation.

                            Other Standing Committees

       Section 3. The board of directors may also, by resolution or resolutions adopted by a majority of the whole board in office, designate one or more other standing committees as it deems necessary and desirable. Each such committee shall consist of at least two voting directors of the corporation and shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation to the extent provided in such resolution or resolutions and these by-laws. The board of directors shall designate the name of and appoint the chairman of each such committee. A majority of the members of each such committee shall constitute a quorum.

                               Advisory Committees

       Section 4. The board of directors may also, by resolution or resolutions adopted by a majority of the whole board in office, designate one or more advisory committees as it deems necessary and desirable. Each such committee shall consist of at least two voting directors of the corporation and shall advise the board of directors on the matter or matters provided in such resolution or resolutions. Each such committee shall select its own chairman and prepare a memorandum of each of its meetings. Each such committee shall prepare and deliver reports to the board of directors as the board of directors or the chairman thereof requests. A majority of the members of each such committee shall constitute a quorum.



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                                       9.

                          Election of Committee Members

       Section 5. The members of the executive committee, the audit committee, the other standing committees and the advisory committees shall be elected at the annual meeting of the board of directors or as soon thereafter as is practicable. The members of all such committees shall hold office until the next annual meeting of the board of directors and until their respective successors are elected. The board of directors shall have the power to fill vacancies in, to change the membership of and to dissolve any such committee.

                              Meetings and Minutes

       Section 6. The executive committee and the other committees shall meet at such time and place as their respective chairman may appoint. Notice of each meeting of the executive committee and the other committees may be given by telephone, telex or telecopy or in writing specifying the place, day and hour thereof. If given in writing, such notice may be served personally at least one hour before such meeting or as otherwise provided in these by-laws. The executive committee and each of the other standing committees shall maintain regular minutes of their respective proceedings; each of the advisory committees shall maintain memoranda of their respective meetings. All actions taken by the executive committee, the audit committee or any of the other standing committees shall be reported to the board of directors at its next succeeding meeting and shall be subject to amendment, revision or alteration by the board of directors, provided, however, that the rights or acts of third parties shall not be affected by such amendment, revision or alteration. The members of the executive committee and the other committees shall be entitled to such fees and expenses as may be fixed by the board of directors.

                                   ARTICLE VI

                                    OFFICERS

                                 Enumeration of

         Section 1. The officers of the corporation shall be chosen by the board of directors, except as herein provided. The full time executive officers may include a chairman of the board and shall include a president and one or more vice presidents, all as the board of directors may from time to time determine. The administrative officers shall include a secretary and may include one or more vice presidents in charge of particular work or divisions of the corporation, a treasurer, a comptroller and such assistant secretaries, assistant treasurers and assistant comptrollers as the board of directors may from time to time determine. Two or more offices may be held by the same person, except that the same person may not serve as president and as secretary. Officers other than the chairman of the board and the president need not be members of the board.


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                                       10.

                 Powers and Duties of the Chairman of the Board

         Section 2. The chairman of the board shall preside at all meetings of the board of directors and stockholders. He shall perform and do all acts and things incident to the position of the chairman of the board and such other duties as may be assigned to him from time to time by the board of directors. He shall be, so long as he is a regularly compensated officer and until otherwise provided by the board of directors or by amendment of this bylaw, an ex-officio member of all standing committees. Subject to the control of the board of directors, the executive committee or the committees of the board having authority, he shall be vested with authority to act for the corporation.

                       Powers and Duties of the President

         Section 3. The president shall be either an advisor to or member of all standing committees. He shall preside at the meetings of the board of directors and stockholders at which the chairman shall be absent. Subject to the limitations stated, he shall have full power and authority to do and perform in the name of the corporation all acts necessary or proper to be done and performed, and to delegate to the vice presidents such part of his authority as may be appropriate. He shall, subject to the control of the board of directors and of the committees of the board, discharge the functions and exercise the authority vested in the chairman in the absence of the chairman or the inability of the chairman to act.

                                 Vice Presidents

       Section 4. The vice presidents shall perform such of the duties of the president on behalf of the corporation as may be respectively assigned to them from time to time by the board of directors or the president.

                                    Secretary

       Section 5. The secretary shall, unless otherwise directed, attend all sessions of the board and all meetings of the stockholders and act as clerk thereof, and record all votes and the minutes of all proceedings in a book to be kept for that purpose; and shall perform like duties for standing committees when required. He shall give or cause to be given notice of all meetings of the stockholders and of the board of directors and of standing committees when required, and shall perform such other duties as may be prescribed by the board of directors or the chief executive officer under whose supervision he shall act. He shall keep in safe custody the seal of the corporation and, when authorized, affix the same to any instrument requiring a seal and attest the signature thereof when directed or required to do so.

                                    Treasurer

       Section 6. The treasurer shall have the custody of the corporation funds and securities and shall be accountable for the receipts and disbursements in books belonging to the corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.


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                                       11.

       Section 7. He shall disburse funds of the corporation as may be ordered by the board, taking proper vouchers for such disbursements, and shall render to the president, to the chairman of the board and to the board of directors at the regular meetings of the board or whenever the board may require it, an account of all his transactions as treasurer and of the financial condition of the corporation and shall perform such other duties as may be assigned to him from time to time.

       Section 8. He shall give the corporation a bond for the faithful performance of the duties of his office, and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind, in his possession or under his control belonging to the corporation.

                                   Comptroller

       Section 9. The comptroller shall have charge of all books and accounts of the corporation, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, and shall perform such other duties as may be assigned to him from time to time.

                   Assistant Secretaries, Assistant Treasurers
                           and Assistant Comptrollers

       Section 10. One or more assistant secretaries, assistant treasurers and assistant comptrollers may be elected by the board of directors or appointed by the chief executive officer to hold office until the next annual meeting of the board of directors and until their successors are elected or appointed, but may be removed at any time. They shall perform any of or all of the duties of secretary, treasurer or comptroller, as the case may be, and such other duties as may be assigned to them from time to time.

                       Duties of Officers May Be Delegated

       Section 11. In case of the absence of any officer of the corporation, or for any other reason the board may deem sufficient, the board may delegate the powers or duties of such officers to any other officer or to any director, for the time being.

                                 Term of Office

       Section 12. The officers of the corporation shall hold office one year and until their successors are chosen and qualified in their stead. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the whole board of directors. All officers, agents and employees other than officers appointed by the board, shall hold office at the discretion of the officer appointing them, but shall be subject to removal by the board of directors or the executive committee at any time.





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                                       12.

                                   ARTICLE VII

                                    VACANCIES

       Section 1. If the office of the chairman of the board, the president, vice president, secretary, treasurer, comptroller or other officer or agent elected by the board, becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the directors then in office although less than a quorum, by a majority vote may choose a successor or successors who shall hold office for the unexpired term in respect of which such vacancy occurred.

                                  ARTICLE VIII

                                  CAPITAL STOCK

                                  Certificates

       Section 1. The certificates of stock of the corporation shall be numbered and shall be entered on the stock certificate books of the corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the president or a vice president and the secretary or an assistant secretary or the treasurer or an assistant treasurer, and shall bear the corporate seal, which may be facsimile, engraved or printed. To the extent permitted under Alabama law, the signature of any such president, vice president, secretary, assistant secretary, treasurer or assistant treasurer upon such certificate may be facsimile, engraved or printed. In any case, when such officer or officers who shall have signed, or whose facsimile signature or signatures shall have been placed upon such certificate shall cease to be such either because of death, resignation or otherwise before such certificate is delivered by the corporation, such certificate may nevertheless be issued and delivered by the corporation with the same effect as if such officer or officers had not ceased to be such. No certificate shall be issued unless the stock represented thereby is fully paid up.

                                    Transfer

       Section 2. The transfer of all classes of stock shall be made and registered only the person named in the certificate, or by attorney lawfully constituted in writing, upon surrender of such certificate; and the corporation shall keep in the hands of an agent or other person designated for that purpose a true statement or book showing who are the holders of the stock of the corporation and all transfers and hypothecations thereof; and the corporation may by its board of directors appoint one or more transfer agents or transfer clerks and registrars, and may require all stock certificates and certificates representing any rights or options to be signed by such transfer agents or transfer clerks acting on behalf of the corporation and by such registrars.




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                                       13.

                  Closing Transfer Books and Fixing Record Date

       Section 3. The board of directors shall have power to close the stock transfer books of the corporation for a period not exceeding thirty days preceding the date of any meeting of stockholders or the date for the payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect or for a period of not exceeding thirty days in connection with obtaining the consent of stockholders for any purpose. In lieu of closing the stock transfer books, the board of directors may fix in advance a date, not exceeding fifty days preceding the date of any meeting of stockholders or the date of the payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect or a date in connection with obtaining such consent; as a record date for the determination of the stockholders entitled to notice of and to vote at any such meeting or any adjournment thereof or entitled to receive payment of any such dividend or to any such allotment of rights or to exercise the rights in respect of any such change, conversion or exchange of capital stock or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed, shall be entitled to notice of and to vote at such meetings and any adjournment thereof or to receive payment of such dividends or to receive such allotment of rights or to exercise such rights or to give consent, as the case may be, notwithstanding any transfer of stock on the books of the corporation after such record date fixed as aforesaid. While the stock transfer books of the corporation shall be so closed, no transfers of stock shall be made thereon.

                                  Record Holder

       Section 4. The corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of Alabama.

                                Lost Certificate

       Section 5. Any person claiming a certificate of stock to be lost, stolen, or destroyed shall execute and deliver to the corporation an affidavit of that fact, and shall give the corporation a bond of indemnity, in form and with sureties satisfactory to the board, or such other instrument of indemnity, as the board of directors may require, whereupon a new certificate may be issued of the tenor and for the same number of shares as the one alleged to have been lost, stolen, or destroyed. The board of directors may impose any additional requirements relating to the issuance of new stock certificates to replace lost, stolen, or destroyed stock certificates as it deems appropriate, and it may authorize one or more officers of the corporation to carry out the provisions of this by-law.





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                                       14.

                                    Dividends

       Section 6. Subject to the provisions of the charter of the corporation as amended, dividends upon the capital stock of the corporation when earned, may be declared by the board of directors at any regular meeting, or any special meeting. Before paying any dividend or making any distribution of profits, there may be set aside out of the surplus or net profits of the corporation such sum or sums as the board of directors from time to time in its absolute discretion may thing proper, as a reserve fund to meet contingencies or for equalizing dividends or for repairing or maintaining any property of the corporation or for such other purpose as the board shall think proper.

                                   ARTICLE IX

                                 CORPORATE SEAL

       Section 1. The seal of the corporation shall be circular in form and shall have inscribed thereon the name of the corporation followed by the word "Alabama," and shall have the word "Seal" inscribed in the center thereof.

                                    ARTICLE X

                                   FISCAL YEAR

       Section 1. The fiscal year shall begin with the first day of January in each year.

                                   ARTICLE XI

                                     NOTICES

                                 Notices by Mail

       Section 1. Whenever under the provision of these by-laws notice is required to be given to any director, officer or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing by depositing the same in the post office or letter box, in a postpaid wrapper, addressed to such stockholder, officer or director, at such address as it appears on the books of the corporation, or in default of other address, to such stockholder, director or officer at the general post office at the principal office of the corporation in the State of Alabama, and such notice shall be deemed to have been given at the time when the same shall have been thus mailed. Any stockholder, director or officer may waive any notice required to be given either by statute or under these by-laws; and all meetings of stockholders and directors may be held without notice, if waived, at such time and place as may be fixed.

                                       15.

                               Notice by Telegraph

       Section 2. Whenever under the provisions of these by-laws notice may be given to any stockholder, officer or director by telegraph, it may be given by a prepaid telegram addressed to such stockholder, officer or director at such address as appears on the books of the corporation, or in default of other address, at his place of residence or usual place of business last known to the corporation, and such notice shall be deemed to have been give at the time such telegram shall have been delivered to the telegraph company for transmittal.

                                   ARTICLE XII

                                   AMENDMENTS

       Section 1. Except as otherwise provided by law, these by-laws may be altered, amended or repealed by a majority of the board of directors present at any meeting thereof.
                                  ARTICLE XIII

                       INDEMNIFICATION AND RELATED MATTERS

       Section 1. Each person who is or was a director, officer or employee of the corporation holding one or more positions of management through and inclusive of department managers or other employees explicitly designated in writing by the president or an executive vice president of the Company (such individuals being hereinafter referred to as "indemnified parties") and who was or is a party or was or is threatened to be made a party to any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director of the corporation or officer or employee of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall be indemnified by the corporation as a matter of right against any and all expenses (including attorneys' fees) actually and reasonably incurred by him and against any and all claims, judgments, fines, penalties, liabilities and amounts paid in settlement actually incurred by him in defense of such claim, action, suit or proceeding, including appeals, to the full extent permitted by applicable law. The indemnification provided by this Section shall inure to the benefit of the heirs, executors and administrators of such person.

       Expenses (including attorneys' fees) incurred by an indemnified party with respect to the defense of any such claim, action, suit or proceeding may be advanced by the corporation prior to the final disposition of such claim, action, suit or proceeding, as authorized by the board of directors in the specific case, upon receipt of an undertaking by or on behalf of such person is entitled to be indemnified by the corporation under this Section or otherwise; provided, however, that the advancement of such expenses shall not be deemed to be indemnification unless and until it shall ultimately be determined that such person is entitled to be indemnified by the corporation.

                                       16.

       The corporation may purchase and maintain insurance at the expense of the corporation on behalf of any person who is or was a director, officer, employee or agent of the corporation, or any person who is or was serving at the request of the corporation as a director (or the equivalent), officer, employee, agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability or expense (including attorneys' fees) asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability or expense under this Section or otherwise.

       Without limiting the generality of the foregoing provisions of this Section, no present or future director or officer of the corporation, or his heirs, executors, or administrators, shall be liable for any act, omission, step, or conduct taken or had in good faith, which is required, authorized, or approve by any order or orders issued pursuant to the Public Utility Holding Company Act of 1935, the Federal Power Act, or any federal or state statue or municipal ordinance regulating the corporation or its parent by reason of their being holding or investment companies, public utility companies, public utility holding companies, or subsidiaries of public utility holding companies. In any action, suit, or proceeding based on any act, omission, step, or conduct, as in this paragraph described, the provisions hereof shall be brought to the attention of the court. In the event that the foregoing provisions of this paragraph are found by the court not to constitute a valid defense on the grounds of not being applicable to the particular class of plaintiff, each such director and officer, and his heirs, executors, and administrators, shall be reimbursed for, or indemnified against, all expenses and liabilities incurred by him or imposed on him, in connection with, or arising out of, any such action, suit, or proceeding based on any act, omission, step, or conduct taken or had in good faith as in this paragraph described. Such expenses and liabilities shall include, but shall not be limited to, judgments, court costs, and attorneys' fees.

       The foregoing rights shall not be exclusive of any other rights to which any such director or officer or employee may otherwise be entitled and shall be available whether or not the director or officer or employee continues to be a director or officer or employee at the time of incurring any such expenses and liabilities.

                                   ARTICLE XIV

                     SEVERABILITY AND RULES OF CONSTRUCTION

       Section 1. If any word, clause or provision of the by-laws or any indemnification made under Article XIV hereof shall for any reason be determined to be invalid, the provisions of the by-laws shall not otherwise be affected thereby but shall remain in full force and effect. The masculine pronoun, as used in the by-laws, means the masculine and feminine wherever applicable.



As Amended April 26, 2001